                                                                      Exhibit 12


                        HOUSTON LIGHTING & POWER COMPANY
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
          RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (THOUSANDS OF DOLLARS)

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
                                                                        Three                           Twelve
                                                                     Months Ended                     Months Ended
                                                                    March 31, 1997                    March 31, 1997
                                                                  -------------------               ------------------
Fixed Charges as Defined:
   (1)     Interest on Long-Term Debt . . . . . . . . . . . .     $           52,533                $          216,894
   (2)     Other Interest . . . . . . . . . . . . . . . . . .                  2,212                            12,565
   (3)     Distributions on Trust Securities. . . . . . . . .                  4,519                             4,519
   (4)     Amortization of (Premium)
               Discount . . . . . . . . . . . . . . . . . . .                  2,294                             9,099
   (5)     Interest Component of Rentals
           Charged to Operating Expense . . . . . . . . . . .                    211                               768
                                                                  ------------------                ------------------
   (6)            Total Fixed Charges   . . . . . . . . . . .     $           61,769                $          243,845
                                                                  ==================                ==================

Earnings as Defined:
   (7)     Net Income (Loss)  . . . . . . . . . . . . . . . .     $           63,164                $          496,136
                                                                  ------------------                ------------------

   Federal Income Taxes:
   (8)     Current  . . . . . . . . . . . . . . . . . . . . .                 29,254                           231,079
   (9)     Deferred (Net) . . . . . . . . . . . . . . . . . .                  3,876                            35,859
                                                                  ------------------                ------------------
  (10)     Total Federal Income Taxes . . . . . . . . . . . .                 33,130                           266,938
                                                                  ------------------                ------------------

  (11)     Fixed Charges (line 6) . . . . . . . . . . . . . .                 61,769                           243,845
                                                                  ------------------                ------------------

  (12)     Earnings Before Income Taxes and
               Fixed Charges (line 7 plus
               line 10 plus line 11)  . . . . . . . . . . . .     $          158,063                $        1,006,919
                                                                  ==================                ==================

Ratio of Earnings to Fixed Charges
    (line 12 divided by line 6)   . . . . . . . . . . . . . .                   2.56                              4.13

Preferred Dividends Requirements:
  (13)     Preferred Dividends  . . . . . . . . . . . . . . .     $            2,125                $           18,055
  (14)     Less Tax Deduction for
               Preferred Dividends  . . . . . . . . . . . . .                     14                                54
                                                                  ------------------                ------------------
  (15)            Total   . . . . . . . . . . . . . . . . . .                  2,111                            18,001

  (16)     Ratio of Pre-Tax Income (Loss) to Net
               Income (Loss) (line 7 plus line 10
               divided by line 7) . . . . . . . . . . . . . .                   1.52                              1.54
                                                                  ------------------                ------------------
  (17)     Line 15 times line 16  . . . . . . . . . . . . . .                  3,209                            27,722
  (18)     Add Back Tax Deduction
               (line 14)  . . . . . . . . . . . . . . . . . .                     14                                54
                                                                  ------------------                ------------------
  (19)     Preferred Dividends Factor . . . . . . . . . . . .     $            3,223                $           27,776
                                                                  ==================                ==================

  (20)     Fixed Charges (line 6) . . . . . . . . . . . . . .     $           61,769                $          243,845
  (21)     Preferred Dividends Factor
               (line 19)  . . . . . . . . . . . . . . . . . .                  3,223                            27,776
                                                                  ------------------                ------------------

  (22)            Total   . . . . . . . . . . . . . . . . . .     $           64,992                $          271,621
                                                                  ==================                ==================

Ratio of Earnings to Fixed Charges and
   Preferred Dividends
   (line 12 divided by line 22)   . . . . . . . . . . . . . .                   2.43                              3.71
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